Exhibit 10.11

Execution Version

RETIREMENT AGREEMENT

This Retirement Agreement (the “Agreement”) is dated as of September 4, 2018, by and among ADT Inc., a Delaware corporation (“ADT”), The ADT Security Corporation, a Delaware corporation (the “Company”), and, solely for purposes of Sections 3.E, 11, 14.J, and 14.K, Prime Security Services TopCo Parent, L.P., a Delaware limited partnership (“TopCo”), and Timothy J. Whall (the “Executive”).

WHEREAS, the Executive is employed by the Company and is a party to an Amended & Restated Employment Agreement, dated as of December 19, 2017 (as amended, modified, or supplemented from time to time, the “Employment Agreement”);

WHEREAS, the Executive serves TopCo, ADT, the Company, and their respective subsidiaries and affiliates (the “Company Group”) in the office of Chief Executive Officer and serves as a member of the board of directors of ADT (the “ADT Board”), the Company, and certain members of the Company Group;

WHEREAS, ADT, the Company, and the Executive have agreed that the Executive’s employment with the Company is scheduled to terminate effective as of November 30, 2018, or such earlier date as mutually agreed by the parties and that the Executive shall assist in the smooth transition of the Executive’s functions as reasonably directed by the ADT Board;

WHEREAS, on November 30, 2018, the Executive shall resign as Chief Executive Officer of the Company and shall cease to be an executive officer and employee of the Company;

WHEREAS, the Company wishes to provide the Executive with a retirement package, which is conditioned on the Executive’s timely, irrevocable execution of this Agreement and fulfilling all of his obligations in both the Employment Agreement, as applicable, and this Agreement, and including his continued compliance with certain restrictive covenants that survive his employment termination and his cooperation with the Company Group in transitioning of his duties; and

WHEREAS, the Parties desire to set forth in this Agreement the terms and conditions of the Executive’s termination from employment, and this Agreement shall govern the Executive’s, ADT’s, and the Company’s respective rights and obligations in connection with such termination.

NOW THEREFORE, in consideration of the promises, mutual covenants and other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Executive, ADT, and the Company (the “Parties”) and TopCo, with respect to Sections 3.E, 11, 14.J, and 14.K only, agree as follows:

1.	Entire Agreement.

Except as otherwise expressly provided herein, this Agreement, and the Release (as defined below), is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express, or implied, between the Parties relating

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thereto and supersedes and extinguishes all other agreements relating thereto, whether written, oral, express, or implied, between the Parties.

2.	Termination of Employment.

A.    General. The Executive hereby acknowledges and agrees that his separation from service with the Company Group and his resignation from any and all titles, positions, and appointments the Executive holds with the Company or any member of the Company Group, whether as an officer, director, employee, consultant, trustee, committee member, agent or otherwise, will become effective as of the close of business on November 30, 2018 (the “Anticipated Date of Retirement”); provided, that such separation from service shall occur earlier upon the Executive’s death, a termination due to his Disability (as defined in the Employment Agreement), a termination by mutual agreement of the ADT Board and the Executive, or a termination by the Company for Cause (as defined in the Employment Agreement) (in any case, an “Early Retirement,” and the Executive’s ultimate date of such separation from service, the “Retirement Date”); provided, further that following the Retirement Date other than following an Early Retirement due to death, Disability, or a termination by the Company for Cause, the Executive shall remain a member of the ADT Board as contemplated by Section 2.B.2 below. Except as otherwise expressly set forth herein, effective as of the Retirement Date, the Executive shall have no authority to act on behalf of any member of the Company Group and shall not hold himself out as having such authority, enter into any agreement or incur any obligations on behalf of any member of the Company Group, commit any member of the Company Group in any manner, or otherwise act in an executive or other decision-making capacity with respect to any member of the Company Group. The Executive agrees to promptly execute such documents as the Company, in its sole discretion, shall reasonably deem necessary to effect such resignations. The Retirement Date shall be the termination date of the Executive’s employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company, except as otherwise provided herein. The terms and conditions set forth herein shall exclusively govern the Executive’s continued employment with the Company from and after the date of this Agreement. For the avoidance of doubt, the Retirement Date will be the last day of the term of the Employment Agreement, and such separation from service will be deemed a voluntary resignation from employment without Good Reason (as defined in the Employment Agreement).

B.	Duties.

1.    Transition Period. During the period commencing on the date of this Agreement and ending on the Retirement Date (the “Transition Period”), the Executive shall continue to perform such duties as reasonably assigned by ADT and/or the Company consistent with his then-current position, including without limitation transitional matters relating to the transition of his duties to his successor.

2.    Board Service and Engagement as Consultant. Following the Transition Period, the Executive will continue to serve as a member of the ADT Board through his current ADT Board term, which expires at the regular annual stockholders meeting of ADT to occur in 2020 (the “Board Term”). Except as otherwise determined by the Board, the Executive’s service on all committees of the Board shall cease as of the Retirement Date. During the Board Term, ADT will

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engage the Executive on behalf of the Company Group, and the Executive agrees to serve the Company Group, as a consultant in addition to serving as a member of the ADT Board, providing senior-level advisory services on a limited basis as reasonably requested by the ADT Board and/or senior management from time to time. Either the ADT Board or the Executive may elect to terminate the Board Term earlier than as set forth herein for any reason or no reason.

3.	Entitlements.

In consideration for, and subject to, the Executive’s entering into this Agreement, (x) the satisfaction of the Release Condition set forth in Section 5 below, (y) the Executive’s continued compliance with all restrictive covenants with the Company Group to which he is subject (including the restrictive covenants in Sections 6 and 7 of the Employment Agreement, which are incorporated by reference herein), and (z) the Executive’s not otherwise engaging in conduct constituting Cause (collectively, the “Preconditions”), the Executive shall be entitled to the payments and benefits set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the payments and benefits described in this Agreement (other than those described in Section 3.A) are subject to (i) the Executive’s execution and delivery of this Agreement within twenty-one (21) days following the date hereof and (ii) the Executive’s continued compliance with this Agreement (including satisfaction of the Release Condition). No payments or benefits described in this Agreement (other than those described in Section 3.A) shall be made until the “Release of All Claims” becomes irrevocable and effective in accordance with its terms, and any payments or benefits that would have been due or payable prior to such date shall be aggregated and paid promptly, but not later than the second payroll period following the Release Effective Date (as defined in the Release).

A.    Accrued Salary and Benefits. The Company shall pay to the Executive in a lump sum on the first regular payroll date that follows the Retirement Date (or such earlier date as required by law) any base salary that is accrued but unpaid as of such date. The Executive shall be entitled to all benefits accrued up to the Retirement Date (including, for the avoidance of doubt, accrued but unused vacation pay), to the extent vested, under all employee benefit plans of the Company Group in which the Executive participates (except for any plan that provides for bonus, severance, tax gross-up, separation pay or termination benefits, or benefits continuation) in accordance with the terms of such plans, and any amounts required to be paid pursuant to applicable law; provided, that this Section 3.A shall not result in duplication of benefits with any other payment or benefit under this Agreement or any other agreement or plan. For the avoidance of doubt, any medical, dental, and other health insurance coverage in which the Executive (and his beneficiaries) participate as of the Retirement Date shall continue through the end of the month during which the Retirement Date takes place. The Executive shall also be entitled to receive from the Company any reimbursable expenses owed to the Executive under Section 3(e) of the Employment Agreement.

B.    Remuneration for Transition Period. During the Transition Period, the Executive will continue to receive his current base salary, to be eligible to participate in the health insurance, deferred compensation, and other benefit plans of the Company Group in which he is currently eligible to participate, and to receive the perquisites and other personal benefits currently provided to him in the Employment Agreement and otherwise, subject in all cases to the discretion of the Company Group to amend or terminate any or all of such plans or arrangements at any time and

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from time to time in accordance with the terms thereof. Subject to the satisfaction of the Preconditions, the Executive will also remain eligible to earn an annual cash bonus for fiscal year 2018 in accordance with the terms and conditions of the Company’s bonus program that are applicable to the Executive for such year (the “FY18 Bonus”) in respect of services performed through the Retirement Date. Such FY18 Bonus shall be prorated for the period from January 1, 2018, through the Retirement Date and payable if and when annual bonuses are paid to other senior executives of the Company with respect to 2018.

C.    Remuneration for Board Service and Engagement as Consultant. The Executive will receive a cash retainer at the annual rate of $500,000 (the “Retainer Fee”) and payable in substantially equal monthly installments during the period commencing on the day immediately following the Retirement Date and continuing through the twenty-four (24) month anniversary of the Retirement Date, except as otherwise provided in Section 3.F below. In addition to the Retainer Fee, and subject to the satisfaction of the Preconditions, the Executive will continue vesting during, and following the expiration of, the Board Term in the following equity incentive awards currently held by him, which shall remain outstanding during such period in accordance with their terms as if he remained in active service as an employee (the “Continued Performance Vesting”):

1.    100% of the “Tranche B Option” granted pursuant to each of those two Nonqualified Option Award Agreements between the Executive and ADT dated January 18, 2018 (i.e., a total of 1,081,200 Tranche B Options), and

2.    100% of the “Performance Tranche” of the shares of ADT common stock distributed to the Executive in connection with ADT’s initial public offering in respect of his Class B Units in TopCo, as described in that certain Letter Regarding Class B Unit Matters from TopCo to the Executive dated January 16, 2018 (i.e., a total of 1,865,865 shares of ADT common stock).

The Company’s obligation to make any payments or to provide the Continued Performance Vesting under Section 3.B and 3.C of this Agreement shall terminate in the event that the Executive breaches any of the terms of this Agreement, and the Company shall, in addition, be entitled to recover damages in the event of any breach as set forth in Section 14.D.

D.    Full Satisfaction. The Executive acknowledges and agrees that, except as expressly provided in this Agreement, (i) the Executive is not entitled to any other compensation or benefits from the Company or any member of the Company Group (including without limitation any
(x) retainer, meeting, or other fees otherwise payable by ADT to its non-employee directors (whether, in cash, equity, or other forms of compensation); provided, that the Executive will be entitled to customary reimbursement of business expenses pursuant to the Company’s policies for reimbursement of business expenses of non-employee directors and consultants, or (y) severance or termination compensation or benefits upon or at any time following the Retirement Date (including upon his ultimate separation from the ADT Board or as a consultant), whether pursuant to the Employment Agreement, any severance plan or policy of the Company Group, or otherwise) and (ii) as of and after the Retirement Date, except for purposes of continued equity vesting as described in Section 3.C of this Agreement and any medical, dental, and other health insurance coverage that the Executive (and his beneficiaries) participate in pursuant to Section 3.A of this Agreement, the Executive shall no longer participate in, accrue service credit, or have contributions made on his behalf under any employee benefit plan sponsored by any member of

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the Company Group in respect of periods commencing on and following the Retirement Date, including without limitation, any plan that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

E.    Equity. Except as otherwise provided in Section 3.C of this Agreement, the Executive’s shares of ADT common stock, restricted stock units, and options to purchase ADT common stock shall be subject to the terms and conditions of the ADT Inc. Management Investor Rights Agreement (the “MIRA”), the ADT Inc. 2018 Omnibus Incentive Plan (the “Equity Incentive Plan”), the Class B Unit redemption notice, dated January 16, 2018 (and the documents referenced therein), the Restricted Stock Unit Award Agreement by and between the Executive and ADT, dated January 18, 2018, and the Nonqualified Option Award Agreements by and between the Executive and ADT, each dated January 18, 2018, as applicable. For purposes of clarity, as of the Retirement Date, the Executive shall forfeit 100% of the three-year cliff-vesting stock options (with respect to 590,861 shares of ADT common stock) and shall forfeit 100% of the three-year cliff-vesting restricted stock units (with respect to 160,714 shares of ADT Common Stock) granted to him by ADT on January 18, 2018, which shall immediately terminate and expire as of the Retirement Date. For the avoidance of doubt, the Executive’s Class A-2 units in TopCo shall remain subject to all terms and conditions set forth in the Fourth Amended and Restated Limited Partnership Agreement of TopCo dated November 7, 2016 (the “Partnership Agreement”). Without limiting their respective rights under the Partnership Agreement and the MIRA, TopCo and ADT do not anticipate exercising their respective rights to repurchase the Executive’s equity interests in connection with his retirement.

F.    Early Retirement. Notwithstanding anything herein to the contrary, in the event of an Early Retirement by the Company for Cause, or an Early Retirement based on a voluntary termination by the Executive prior to the six-month anniversary of the Retirement Date, then following such Early Retirement situations, other than any accrued salary or benefits provided in accordance with Section 3.A, the Executive shall not be entitled to any further payments or benefits from the Company, including without limitation any future payments of the Retainer Fee. For the avoidance of doubt, in the event of an Early Retirement by the Company without Cause, an Early Retirement based on a termination by the Company due to the Executive’s death or due to the Executive’s Disability, or an Early Retirement based on a voluntary termination by the Executive after the six-month anniversary of the Retirement Date, subject to the satisfaction of the Preconditions, the Executive shall continue to receive the Retainer Fee and the FY18 Bonus and shall remain eligible for the Continued Performance Vesting.

4.    Post-Employment Cooperation. The Executive hereby acknowledges his obligations pursuant to Section 10 of the Employment Agreement, which is incorporated herein by reference, and the Executive further acknowledges that such obligations shall survive his termination of employment with the Company Group.

5.    Release Condition. The Executive agrees to execute, and not subsequently revoke, a customary, comprehensive release of all claims against each member of the Company Group and its respective related parties (including without limitation its officers and directors, and Apollo), substantially in the form attached hereto as Exhibit A, upon (and covering all claims arising through) the Retirement Date, and agrees to bring down such release of claims upon (and covering all claims arising through) the last day of the Board Term (the “Release Condition”).

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6.	Restrictive Covenants.

A.    Generally. The Executive agrees that Sections 6, 7, 8, and 10 of the Employment Agreement survive the termination of his employment, and he confirms that he is bound by such provisions, including but not limited to the non-competition, non-solicitation, and non- disparagement obligations set forth therein. The Company hereby acknowledges and reaffirms its obligations with respect to Section 7(d) of the Employment Agreement, which shall survive termination of Executive’s employment. The Executive also agrees that he is subject to continuing obligations under the Partnership Agreement, the Equity Incentive Plan and the award agreements issued thereunder that survive the termination of his employment, and he confirms that he is bound by such provisions, including but not limited to the non-competition and non-solicitation obligations set forth therein. If there is a conflict between the Executive’s continuing obligations under the Employment Agreement, the Partnership Agreement, the Equity Incentive Plan and the award agreements issued thereunder, the provisions more protective of the Company Group’s interests shall apply, as determined by the Company Group in its sole discretion. Notwithstanding anything herein to the contrary, for purposes of those restrictive covenants that survive for a fixed period of time based on the date on which the Executive’s employment terminates, and solely for those purposes, the Executive’s employment will be deemed to continue through, and to terminate upon, the last day of the Board Term. Further, Section 6(a)(i) of the Employment Agreement shall be amended by deleting the language in the agreement and replacing it with the following language:

“directly or indirectly engage in, have any equity interest in, or manage or operate any Person, firm, corporation, partnership, business or entity (whether as director, officer, employee, agent, representative, partner, security holder, consultant, or otherwise) that engages in (either directly or through any subsidiary or Affiliate thereof) any business or activity that competes with any of the businesses of the Company or any entity owned by the Company as of November 30, 2018, and any businesses as to which the Company has, as of November 30, 2018, undertaken material steps to enter into. Notwithstanding the foregoing, the Executive shall be permitted to acquire a passive stock or equity interest in such a business, provided that the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business.”

B.    Return of Property. The Executive acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, computers, phones, software, and intellectual property, in whatever form (including electronic), and all copies thereof, and any and all other assets and property of the Company Group or relating to the businesses of the Company Group that are received, held, or created by the Executive while an employee of the Company Group are and shall remain the property of the Company Group, and the Executive shall immediately return all such property to the Company Group upon the Retirement Date.

7.    No Complaints, Claims, or Actions Filed. The Executive represents that the Executive has not filed any complaints, claims, or actions against the Company or any Released Party (as defined in Section 8 below) with any state, federal, or local agency or court. The Executive covenants and agrees that the Executive will not file any complaints, claims, or actions against the Company or

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any Released Party with respect to a claim released pursuant to Section 8 below at any time hereafter. The Executive warrants and represents that, as of the date of execution of this Agreement, the Executive is not aware of any facts that would establish, tend to establish, or in any way support an allegation that the Company or any Released Party has engaged in conduct that the Executive believes could violate any federal, state, or local law, or to the extent that the Executive has or ever had any such information, the Executive has reported that information to the Company in accordance with Company policy.

8.    Release of All Claims. In consideration for the promises and obligations set forth in this Agreement, the Executive hereby irrevocably, unconditionally, and fully releases TopCo, ADT, the Company, and any affiliated entities, and each and all of its/their current and former shareholders, officers, agents, directors, supervisors, employees, and representatives, and its/their successors and assigns, and all persons acting by, though, under, or in concert with any of them (“Released Parties”), from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”), that the Executive at any time had or claimed to have or that the Executive may have or claim to have regarding any matter as of the date of this Agreement, including, without limitation, any and all claims related to or in any manner incidental to the Executive’s employment or termination of employment with the Company. It is expressly understood by the Executive that among the various rights and claims being waived in this release include those arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Family and Medical Leave Act, common law and any and all other applicable federal, state, county or local statutes, ordinances, or regulations, and the law of contract and tort. The released claims also include claims of discrimination or harassment on the basis of workers’ compensation status, but do not include workers’ compensation claims. By signing this Agreement, the Executive acknowledges that the Executive intends to waive and release all rights known or unknown that Executive may have against the Released Parties under these and any other laws; provided that the Executive does not waive or release claims with respect to (A) any rights that the Executive may have to any payments or benefits pursuant to Section 3 of this Agreement, (B) any claims or rights under the indemnification policy of any member of the Company Group in accordance with its respective operating agreement and in accordance with Section 9 of the Employment Agreement, which all parties acknowledge survives the termination of the Executive’s employment pursuant to its terms, (C) rights as an equityholder of TopCo and ADT, (D) any rights that the Executive has pursuant to this Agreement and any agreements governing his equity ownership, as applicable, and (E) rights that cannot be released as a matter of law.

9.    Reemployment. The Executive hereby waives any and all claims to reemployment with the Company or any of its affiliates and affirmatively agrees not to seek further employment with the Company or any of its affiliates.

10.    Release of Claims and Notices Required under the Age Discrimination in Employment Act and the Older Workers’ Benefit Protection Act. The Executive understands and agrees that the Executive:

A.    Has been offered at least twenty-one (21) days during which to consider this Agreement before signing it and understands that if he signs this Agreement prior to the expiration of such

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twenty-one (21) day period he knowingly and voluntarily waives the remainder of such consideration period;

B.	Has carefully read and fully understands all of the provisions of this Agreement;

C.    Is waiving and releasing any rights under the ADEA and the Older Workers Benefit Protection Act (“OWBPA”), among other claims;

D.	Knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

E.	Knowingly and voluntarily intends to be legally bound by the terms of this Agreement;

F.    Was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of the Executive’s choice prior to executing this Agreement;

G.    Has a full seven (7) days from the date of execution of this to revoke this Agreement (including, without limitation, any and all claims arising under the ADEA) by sending written notice to P. Gray Finney, Chief Legal Officer, and that neither the Company nor any other person is obligated to provide any payments or benefits to the Executive pursuant to Section 3.B or 3.C of this Agreement until eight (8) days have passed since the Executive’s signing of this Agreement without the Executive’s having revoked this Agreement (such eighth (8th) day, on which the “Release of All Claims” under this Agreement becomes irrevocable and effective, the “Release Effective Date”);

H.    Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Agreement is executed are not waived;

I.    Understands that nothing in this Agreement (including Section 8) prevents or precludes the Executive from challenging or seeking a determination of the validity of this waiver under the ADEA or the OWBPA in good faith, nor that it imposes any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law; and

J.    Understands that once the Company has made its final offer of severance, any changes, whether material or immaterial, to this Agreement do not restart the twenty-one day period in which to consider the Agreement before signing it.

11.    Company Release of Claims. In consideration for the Executive’s release and waiver of claims herein and other good and valuable consideration and subject to the Executive’s satisfaction of the Preconditions, TopCo, ADT and the Company, on behalf of themselves and the Released Parties, hereby irrevocably, unconditionally, and fully release the Executive and his heirs, agents, executors, successors, assigns and administrators, from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”), that TopCo, ADT, the Company or any Released Party at any time had or claimed to have or that TopCo, ADT, the Company or any Released Party may have or claim to have regarding any matter as of the date of this Agreement, including, without limitation, any and all claims related to or in any manner incidental to the Executive’s employment

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or termination of employment with any member of the Company Group. Notwithstanding the foregoing, TopCo, ADT, the Company and the Released Parties do not release or waive (i) any right or claim that arises against the Executive after the date of this Agreement, (ii) any claim against the Executive based on his intentional misconduct, fraud, criminal acts or gross neglect, or
(iii) any act that would not be covered under the Executive’s rights to indemnification from TopCo, ADT, the Company or any Released Party.

12.    No Admission of Liability. This Agreement and compliance with this Agreement shall not be construed as an admission by ADT, the Company, or any Released Party of any liability whatsoever, or as an admission by ADT, the Company, or any Released Party of any violations of the rights of the Executive or any person or violation of any order, law, statute, duty, or contract whatsoever against the Executive or any person. ADT, the Company, and each Released Party specifically disclaims any liability to the Executive or any other person for any alleged violation of the rights of the Executive or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of ADT, the Company, or any Released Party.

13.    Communication with Government Agency. Nothing in this Agreement, including Sections 6.A, 7, and 8, (A) limits or affects the Executive’s right to challenge the validity of this Agreement, including, without limitation, a challenge under the ADEA; (B) in any way interferes with the Executive’s right and responsibility to give truthful testimony under oath; or (C) precludes the Executive from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, Department of Labor, or National Labor Relations Board. However, the Executive promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for the Executive personally with respect to any claims released by this Agreement.

14.	Miscellaneous.

A.    Modification. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed and agreed to by the parties hereto.

B.    Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

If to ADT or the Company or TopCo:
ADT Inc.
The ADT Security Corporation 1501 Yamato Road
Boca Raton, FL 33431 Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP

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1285 Avenue of the Americas New York, New York 10019
Attention: Taurie Zeitzer
Lawrence I. Witdorchic

If to the Executive, at the Executive’s most recent address on the payroll records of the Company.
with a copy (which shall not constitute notice) to:
Nick Day Law
95 River St., Suite 202
Hoboken, NJ 07030
Attention: Nick Day, Esq.

or at such other address any party shall from time to time designate by written notice, in the manner provided herein, to the other parties hereto.

C.    Successors and Assigns. This Agreement, including the “Release of All Claims,” shall be binding upon the Executive and the Company Group and upon their respective heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties, and each of them, and to their respective heirs, administrators, representatives, executors, successors, and assigns. The Executive expressly warrants that the Executive has not transferred to any party or entity any rights, causes of action, or claims released in this Agreement. The Executive agrees that each successor or affiliate of the Company shall be an express third- party beneficiary hereto and shall be entitled to enforce the provisions of this Agreement.

D.    General Consequences of Breach. If any party to this Agreement breaches this Agreement, for example, by bringing a lawsuit based on claims that such party has released, by making a false representation in this Agreement, or by a past or future breach of Section 6 of this Agreement, the non-breaching party will be entitled to recover all damages flowing from such breach; specifically, including, but not limited to reasonable attorneys’ fees and all other costs incurred by the non-breaching party as a result of the breach or false representation, such as the cost of defending any suit brought with respect to a released claim by the breaching party.

E.    Taxes. The Executive shall be responsible for the payment of any and all required federal, state, local, and foreign taxes incurred, or to be incurred, in connection with any amounts payable to the Executive under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the Company or any member of the Company Group, as applicable, may withhold from all amounts payable under this Agreement all federal, state, local, and foreign taxes that are required to be withheld pursuant to any applicable laws and regulations.

F.    Section 409A. The Parties intend that the compensation and benefits under this Agreement either be exempt from or compliant with Section 409A of the Code, and Section 11 of the Employment Agreement is hereby incorporated by reference mutatis mutandis as if fully set forth herein.

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G.    Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

H.    Entire Agreement Between Parties. This Agreement (and the documents referenced herein) sets forth the entire agreement between the Parties hereto and, unless otherwise set forth herein, fully supersedes any and all prior agreements or understandings, written or oral, between the Parties hereto pertaining to the subject matter hereof; provided, however, if there is a conflict between this Agreement and any confidentiality, non-compete, or non-solicitation agreement the Executive previously signed, the provisions more protective of ADT’s and the Company’s interests shall apply, as determined by ADT and the Company in their sole discretion.

I.    Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by the Executive and a duly authorized officer of ADT or the Company (other than the Executive) that expressly identifies the amended provision of this Agreement. By an instrument in writing similarly executed and similarly identifying the waived compliance, the Executive or a duly authorized officer of ADT or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

J.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION THAT WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF DELAWARE.

K.    Dispute Resolution. The parties agree that any suit, action, or proceeding brought by or against a party in connection with this Agreement shall be brought solely in any state or federal court within the State of Delaware. Each party expressly and irrevocably consents and submits to the jurisdiction and venue of each such court in connection with any such legal proceeding, including to enforce any settlement, order or award, and such party agrees to accept service of process by the other party or any of its agents in connection with any such proceeding. In the event of any dispute between the Company and the Executive (including, but not limited to, under or with respect to this Agreement), subject to the Executive prevailing on at least one material claim or issue asserted in such dispute, the Company shall reimburse the Executive for all attorneys’ fees and other litigation costs incurred by the Executive in connection with such dispute. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN

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ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS RIGHTS OR OBLIGATIONS HEREUNDER.

L.    Headings. The headings in this Agreement are for convenience of identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

M.    Construction. This Agreement shall be deemed drafted equally by the parties hereto. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections, or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary: (i) the plural includes the singular, and the singular includes the plural; (ii) “and” and “or” are each used both conjunctively and disjunctively; (iii) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (iv) “includes” and “including” are each “without limitation”; and (v) “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section, or subsection.

N.    Counterparts. The Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy or .pdf of such party’s executed counterpart of the Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

[Remainder of Page Intentionally Left Blank]

Doc#: US1:12267307v11

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date written below.

EXECUTIVE

Date:	September 4, 2018	/s/ Timothy J. Whall
TIMOTHY J. WHALL

ADT
ADT INC.

Date:	September 4, 2018	By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief
Legal Officer and Secretary

COMPANY
THE ADT SECURITY CORPORATION

Date:	September 4, 2018	By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief
Legal Officer and Secretary

For purposes of Section 3.E, Section 11, Section 14.J, and Section 14.K only:

TOPCO
PRIME SECURITY SERVICES TOPCO
PARENT, L.P.

Date:	September 4, 2018	By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief
Legal Officer and Secretary

[Signature Page to Retirement Agreement]

Doc#: US1:12267307v11

Exhibit 10.11

Exhibit A

RELEASE OF CLAIMS (“Release”)

1.Release of All Claims. In consideration for the promises and obligations set forth in the Retirement Agreement dated as of September    , 2018, by and among ADT, Inc. (“ADT”), The ADT Security Corporation (the “Company”), solely for purposes of Sections 3.E and 11, Prime Security Services TopCo Parent, L.P., a Delaware limited partnership (“TopCo”), and Timothy J. Whall (“Whall”) (the “Retirement Agreement”), Whall hereby irrevocably, unconditionally, and fully releases TopCo Parent, L.P. (“TopCo”), ADT, the Company, and any affiliated entities, and each and all of its/their current and former shareholders, officers, agents, directors, supervisors, employees, and representatives, and its/their successors and assigns, and all persons acting by, though, under, or in concert with any of them (“Released Parties”), from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”), that Whall at any time had or claimed to have or that Whall may have or claim to have regarding any matter as of the date of this Release, including, without limitation, any and all claims related to or in any manner incidental to Whall’s employment or termination of employment with the Company. It is expressly understood by Whall that among the various rights and claims being waived in this release include those arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Family and Medical Leave Act, common law and any and all other applicable federal, state, county or local statutes, ordinances, or regulations, and the law of contract and tort. The released claims also include claims of discrimination or harassment on the basis of workers’ compensation status, but do not include workers’ compensation claims. By signing this Release, Whall acknowledges that Whall intends to waive and release all rights known or unknown that Whall may have against the Released Parties under these and any other laws; provided that Whall does not waive or release claims with respect to (A) any rights he may have to any payments or benefits pursuant to Section 3 of the Retirement Agreement, (B) any claims or rights under the indemnification policy of Topco, ADT, the Company, or any of their respective subsidiaries in accordance with their respective operating agreements and in accordance with Section 9 of the Employment Agreement, which all parties acknowledge survives the termination of Whall’s employment pursuant to its terms, (C) rights as an equityholder of TopCo and ADT, (D) any rights that Whall has pursuant to the Retirement Agreement and any agreements governing his equity ownership, as applicable, and (E) rights that cannot be released as a matter of law.

2.No Complaints, Claims, or Actions Filed. Whall represents that Whall has not filed any complaints, claims, or actions against the Company or any Released Party with any state, federal, or local agency or court. Whall covenants and agrees that Whall will not file any complaints, claims, or actions against the Company or any Released Party with respect to a claim released pursuant to Section 1 above at any time hereafter. Whall warrants and represents that, as of the date of execution of this Release, Whall is not aware of any facts that would establish, tend to establish, or in any way support an allegation that the Company or any Released Party has engaged in conduct that Whall believes could violate any federal, state, or local law, or to the extent that Whall has or ever had any such information, Whall has reported that information to the Company in accordance with Company policy.

Exhibit 10.11

3.Release of Claims and Notices Required under the Age Discrimination in Employment Act and the Older Workers’ Benefit Protection Act. Whall understands and agrees that Whall:

A.    Has been offered at least twenty-one (21) days during which to consider this Release before signing it and understands that if he signs this Release prior to the expiration of such twenty- one (21) day period he knowingly and voluntarily waives the remainder of such consideration period;

B.	Has carefully read and fully understands all of the provisions of this Release;

C.    Is waiving and releasing any rights under the ADEA and the Older Workers Benefit Protection Act (“OWBPA”), among other claims;

D.	Knowingly and voluntarily agrees to all of the terms set forth in this Release;

E.	Knowingly and voluntarily intends to be legally bound by the terms of this Release;

F.    Was advised and hereby is advised in writing to consider the terms of this Release and consult with an attorney of Whall’s choice prior to executing this Release;

G.    Has a full seven (7) days from the date of execution of this to revoke this Release (including, without limitation, any and all claims arising under the ADEA) by sending written notice to P. Gray Finney, Chief Legal Officer, and that neither the Company nor any other person is obligated to provide any payments or benefits to Whall pursuant to Section 3.B or 3.C of the Retirement Agreement until eight (8) days have passed since Whall’s signing of this Release without Whall’s having revoked this Release (such eighth (8th) day, on which this Release becomes irrevocable and effective, the “Release Effective Date”);

H.    Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Release is executed are not waived;

I.    Understands that nothing in this Release (including Section 1) prevents or precludes Whall from challenging or seeking a determination of the validity of this waiver under the ADEA or the OWBPA in good faith, nor that it imposes any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law; and

J.    Understands that once the Company has made its final offer of severance, any changes, whether material or immaterial, to this Release do not restart the twenty-one day period in which to consider the Release before signing it.

4.Compliance with Obligations. Whall represents and warrants that, as of the date on which he executes this Release; he has complied in all respects with all of his obligations under the Retirement Agreement and that he is not in breach of any terms thereof.

5.Company Release of Claims. In consideration for Whall’s release and waiver of claims herein and other good and valuable consideration and subject to the Executive’s satisfaction of the Preconditions, TopCo, ADT and the Company, on behalf of themselves and the Released Parties, hereby irrevocably, unconditionally, and fully release Whall and his heirs, agents, executors,

Exhibit 10.11

successors, assigns and administrators, from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”), that TopCo, ADT, the Company or any Released Party at any time had or claimed to have or that ADT, the Company or any Released Party may have or claim to have regarding any matter as of the date of this Release, including, without limitation, any and all claims related to or in any manner incidental to Whall’s employment or termination of employment with the Company. Notwithstanding the foregoing, TopCo, ADT, the Company and the Released Parties do not release or waive (i) any right or claim that arises against Whall after the date of this Release, (ii) any claim against Whall based on his intentional misconduct, fraud, criminal acts or gross neglect, or (iii) any act that would not be covered under Whall’s rights to indemnification from TopCo, ADT, the Company or any Released Party.

6.No Admission of Liability. This Release and compliance with this Release shall not be construed as an admission by ADT, the Company, or any Released Party of any liability whatsoever, or as an admission by ADT, the Company, or any Released Party of any violations of the rights of Whall or any person or violation of any order, law, statute, duty, or contract whatsoever against Whall or any person. ADT, the Company, and each Released Party specifically disclaims any liability to Whall or any other person for any alleged violation of the rights of Whall or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of ADT, the Company, or any Released Party.

7.Communication with Government Agency. Nothing in this Release, including Sections 1 and 2, (A) limits or affects Whall’s right to challenge the validity of this Release, including, without limitation, a challenge under the ADEA; (B) in any way interferes with Whall’s right and responsibility to give truthful testimony under oath; or (C) precludes Whall from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, Department of Labor, or National Labor Relations Board. However, Whall promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Whall personally with respect to any claims released by this Release.

8.	Miscellaneous. Section 14 of the Retirement Agreement is incorporated into this Release, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, Whall, TopCo, ADT, and The ADT Security Corporation have executed and delivered this Release as of the date written below.

WHALL

Date:
TIMOTHY J. WHALL

ADT
ADT INC.

Date:	By:
Name:
Title:

COMPANY
THE ADT SECURITY CORPORATION

Date:	By:
Name:
Title:

TOPCO
PRIME SECURITY SERVICES TOPCO
PARENT, L.P.

Date:	By:
Name:
Title:

[Signature Page to Retirement Agreement]